Exhibit 4.2.3

CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

Date: June 09, 2020

To

DR. REDDY’S LABORATORIES LIMITED,

8-2-337, Road no. 3, Banjara Hills,

Hyderabad 500 034, Telangana, India

Attn:	Mr. Suprio Dasgupta, General Counsel and Chief Data Privacy Officer

Re:	Letter Agreement for the amendment of the Business Transfer Agreement dated February 12, 2020 (as amended by the letter agreement dated April 28, 2020) (“BTA”) executed between Wockhardt Limited (“Seller”) and Dr. Reddy’s Laboratories Limited (“Purchaser”).

1.	Reference is made to the BTA executed between the Seller and the Purchaser for the sale and transfer of the Business Undertaking. Capitalised terms used in this letter agreement, but not defined herein, shall have the meaning given to them in the BTA.

2.	Pursuant to Clause 14.6 (Amendment) to the BTA, the Parties have now agreed to the following amendments and have also recorded their further understanding on the matters therein.

2.1	The Parties note that the lumpsum consideration for the transfer of the Business Undertaking by the Seller to the Purchaser as a going concern as specified in Clause 3.1 of the BTA had been agreed between the Parties. However, the Business appears to have been impacted as a result of the COVID-19 pandemic and the consequent lockdown measures imposed by the Ministry of Home Affairs, Government of India by way of its notification dated March 24, 2020. In view of this, the Parties have agreed to evaluate the impact on the overall Business post-Closing and have agreed that a certain portion of the Consideration shall be retained by the Purchaser on the Closing Date and shall be paid to the Seller in terms of this letter agreement which shall be contingent upon evaluation of the net sales of the Business during such period, in accordance with the terms specified below. The Parties have accordingly agreed to the following amendments to the various provisions of the BTA:

(i)	In Clause 1.1 of the BTA, after the definition of “Group” and before the definition of “Independent Auditor”, the following new definition shall be included:

““Holdback Amount” shall have the meaning ascribed to it in Clause 3.1(c);”

(ii)	In Clause 1.1 of the BTA, after the definition of “Receiving Party” and before the definition of “Related Party”, the following new definition shall be included:

““Reference Period” shall have the meaning ascribed to it in Clause 3.8.1;”

(iii)	In Clause 1.1 of the BTA, after the definition of “Accounts Date” and before the definition of “Actuary”, the following new definition shall be included:

““Achieved Turnover” shall have the meaning ascribed to it in Clause 3.8.1;”

(iv)	In Clause 1.1 of the BTA, after the definition of “Products” and before the definition of “Purchaser Conditions Precedent”, the following new definition shall be included:

““Projected Turnover” shall have the meaning ascribed to it in Clause 3.8.1;”

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

(v)	In Clause 1.1 of the BTA, after the definition of “Closing Date Payment” and before the definition of “Conditional Consideration Statement”, the following new definition shall be included:

““Conditional Consideration” shall have the meaning ascribed to it in Clause 3.8.1;”

(vi)	In Clause 1.1 of the BTA, after the definition of “Conditional Consideration” and before the definition of “Conditions Precedent”, the following new definition shall be included:

““Conditional Consideration Statement” shall have the meaning ascribed to it in Clause 3.8.3;”

(vii)	Clause 3.1 of the BTA shall be deleted in its entirety and shall be substituted by the following:

“3.1  The lumpsum consideration for the sale and transfer of the Business Undertaking by the Seller to the Purchaser as a going concern on a slump sale basis, and on a cash-free and debt-free basis, shall be up to INR 1,850,00,00,000/- (Rupees one thousand eight hundred and fifty crores only) (“Consideration”), which shall be paid as follows:

(a)	an amount of INR 1,483,00,00,000 (Rupees one thousand four hundred and eighty-three crores only) (“Closing Date Payment”) shall be paid on the Closing Date by way of a wire transfer by the Purchaser to the Seller Bank Account, subject only to the adjustments specified in Clause 3.4;

(b)	an amount of INR 67,00,00,000 (Rupees sixty-seven crores only) (“Escrow Amount”) shall be paid by way of wire transfer, to the Escrow Account which shall be dealt with in accordance with Clause [3.7.1];

(c)	an amount equal to INR 300,00,00,000 (Rupees three hundred crores only) (“Holdback Amount”) shall be retained by the Purchaser on the Closing Date, and shall be dealt with in accordance with Clause [3.8].”

(viii)	Clause 3.7.2 of the BTA shall be re-numbered Clause 3.7.3 and the sub-clauses of Clause 3 shall be re-numbered accordingly. Additionally, a new Clause 3.7.2 shall be added to the BTA as follows:

“3.7.2	The Parties agree that:

(a)	[***]

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

(b)	[***]

(ix)	The following Clause 3.8 shall be added after Clause 3.7 of the BTA:

“3.8	Post-Closing Assessment and Conditional Consideration

3.8.1  In the event that the Net Sales of the Products during the period of 12 (twelve) months following the Closing Date (the “Reference Period”) (“Achieved Turnover”) exceeds an amount equal to INR 480,00,00,000/- (Rupees four hundred and eighty crores only) (“Projected Turnover”), then the Purchaser shall be under an obligation to pay to the Seller, from out of the Holdback Amount, a one-time amount equal to 2 (two) times of the difference between the Achieved Turnover and Projected Turnover (but not in any event, exceeding the Holdback Amount) (“Conditional Consideration”) in the manner set out in this Clause. It is agreed and understood that in case the Achieved Turnover is less than the Projected Turnover, then the Purchaser shall not be under any obligation to make any payment to the Seller in terms of Clause 3.1 (iii) read with Clause 3.8 and the Seller shall agree and acknowledge that in case the Achieved Turnover is less than the Projected Turnover, the amounts mentioned in Clause 3.1 (i) and (ii) (as paid in terms of this Agreement) shall be the lumpsum consideration for the sale and transfer of the Business Undertaking by the Seller to the Purchaser as a going concern on a slump sale basis, and on a cash-free and debt-free basis, with no further claim for Consideration by the Seller on the Purchaser.

Following is an illustration on computation of the Conditional Consideration:

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

	Particulars	Rs. Cr.
	Consideration	1850
	Break-up:
A	Closing Date Payment	1483
B	Escrow Amount	67
C	Hold Back Amount	300
		Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V	Scenario VI
1	Achieved Turnover	700	650	600	550	480	450
2	Projected Turnover	480	480	480	480	480	480
3	Difference	220	170	120	70	0	(30)
4	Conditional Consideration	300	300	240	140	0	0

For the purposes of this clause, “Net Sales” shall mean the gross invoice price of the sales of the Products in the Territory by the Purchaser (or its clearing and forwarding agent), as accounted for by the Purchaser in its books of accounts under relevant Indian Accounting Standards (“Ind AS”) less standard and customary deductions accrued by using applicable Ind AS for any of the below:

a)	any amounts received, but required to be repaid or credited due to returns (for any reasons including defect of products);

b)	trade, quantity and cash discounts, accrued in accordance with applicable Ind AS;

c)	applicable sales and excise taxes, value added taxes, goods and services tax and duties or any other governmental charges imposed upon the importation, sale or distribution (to the extent borne by Purchaser or its affiliates and separately stated on the invoice and included in the gross invoice price), other than income taxes; and

d)	sales credits customary including but not limited to trade, quantity, direct and indirect customer discounts and cash discounts in the industry which are accrued in accordance with applicable Ind AS.

3.8.2   The Purchaser shall maintain separate books and records (including sales register) in relation to the sales of the Products during the Reference Period, and shall provide, upon the Seller’s reasonable request, to the Seller and its representatives and/or advisors access to such books and records, at the conclusion of such Reference Period as described in Clause 3.8.3 herein below.

3.8.3  Within 15 (fifteen) calendar days from the completion of the Reference Period, the Purchaser shall prepare and deliver to the Seller, a written statement (“Conditional Consideration Statement”), setting forth the Achieved Turnover and the Conditional Consideration, if any, computed in accordance with Clause 3.8.1 above, together with the relevant calculations and along with copies of all relevant supporting documentation (including, without limitation, the books and records relating to the sales of the Products during the Reference Period). The Conditional Consideration Statement shall have been certified by one of the Big Five accounting firms as identified by the Seller, and appointed by the Parties at the costs to be shared equally between the Parties. The Purchaser shall provide to the Big Five accounting firm so appointed such co-operation and access to the relevant personnel, books and records of the Purchaser in relation to the Business, for the purposes of verification of the Achieved Turnover and the Conditional Consideration Statement.

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

3.8.4  Within 5 (five) Business Days from the certification of the Conditional Consideration Statement by the Big Five accounting firm, the Purchaser shall make payment of the Conditional Consideration to the Seller by way of wire transfer of immediately available funds into the Seller Bank Account.

3.8.5  The balance of the Holdback Amount, if any, after payment of the Conditional Consideration shall not be payable by the Purchaser to the Seller and the Purchaser shall be discharged from all liabilities and obligations to make payment of any further amounts to the Seller as Consideration under the Agreement.

3.8.6  The rights of the Purchaser, and obligation of the Seller, under, and in terms of, Clause 9 (Representations and Warranties) and Clause 10 (Indemnity) of this Agreement shall continue to be valid and subsisting. Provided that, other than for any claim that may be made by the Purchaser under Clause 9 (Representations and Warranties) and Clause 10 (Indemnity) of this Agreement, the Purchaser hereby expressly agrees and confirms that the Purchaser shall not claim for any Loss or of, or damages in relation to, the Business which relates to the COVID-19 pandemic. It is further clarified that for the purposes of this Agreement, any obligations and for the purposes of determining the monetary cap on indemnity under paragraph 3.1(a) and 3.1(b) of Schedule Q (Limitations on Liability), the aggregate amounts received by the Seller until such time (after making the adjustments contemplated in Clause 3.4 and Clause 3.7), together with the Conditional Consideration (if any) received by the Seller, shall be deemed to be the Consideration paid by the Purchaser to the Seller.”

2.2	[***]

“(g)       The export obligations and related Liabilities in relation to the EPCG license no. 033035776 (obtained for import of a machine, part of which is placed at the Baddi Facility).”

2.3	The Parties have agreed that the following Clause 7.7 shall be added after Clause 7.6 of the BTA:

“On the Closing Date or within such period immediately thereafter as reasonably agreed between the Parties, the mobile phones set out in Schedule G shall be transferred to the Purchaser, free of any Encumbrances.”

2.4	The Parties have agreed that the Seller has provided a draft of the updated Disclosure Letter on 07 June 2020. The Parties agree to proceed to Closing expeditiously and have agreed that the updated disclosure letter shall be finalized between the Parties (acting in good faith and reasonably) within a period of 2 (two) days from the Closing Date. The Parties have agreed that no disclosure shall be unreasonably rejected if such fact or circumstance was informed to the Purchaser prior to the Closing Date. Accordingly, the Parties have agreed that Clause 6.6 shall be deleted and be replaced with the following:

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

“The Seller shall be entitled to update the Disclosure Letter for matters occurring between the Execution Date and the Closing Date and any such matter included in the updated Disclosure Letter shall be deemed to have been disclosed against the Seller Warranties if such updated disclosures are in a form mutually agreed between Parties, acting reasonably and in good faith. To this end, the Parties agree that they shall mutually agree on the updated disclosures, acting reasonably and in good faith, within 3 (three) days from the Closing Date and which shall be effective on and from the Closing Date.”

2.5	The Parties have agreed that Clause 14.2(c) shall be deleted and shall be replaced with the following:

“(c)       The Parties shall jointly and equally bear the fees and other expenses of the Independent Auditor and/or the Actuary engaged after the Closing Date. The Seller shall solely bear the fees and expenses of the Escrow Agent.”

2.6	The Parties have agreed that Clause 14.11.1 shall be modified to delete the details of the person to whom the notices are to be provided in case of the Seller and the same shall be replaced by the following:

“Attention of:	[***]

Email:	[***]”

2.7	The Parties have agreed that Part A of Schedule C of the BTA shall be substituted to read as under:

“PART A

[***]

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

6.	[***]

 DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

II.	[***]

2.8	The Parties have agreed that Part A of Schedule D shall be modified to delete the details of the following Key Business Employee:

[***]

2.9	The Parties have agreed that Part B of Schedule D shall be modified to add the details of the following Business Employees in the corporate division, after paragraph 1928:

[***]

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

2.10	The Parties have agreed that Paragraph 1812 of Part B of Schedule D which sets out details of the Business Employees in the corporate division shall be substituted to read as under:

[***]

2.11	The Parties have agreed that Part B of Schedule D which sets out details of the Business Employees in the corporate division shall be modified to delete the details of the following Business Employees:

[***]

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

2.12	The Parties have agreed that Part B of Schedule D shall be modified to add the details of the following Business Employees in the details of employees at the Baddi Facility, after paragraph 183:

[***]

2.13	The Parties have agreed that Paragraph 108 of Part B of Schedule D which sets out details of the Business Employees at the Baddi Facility shall be substituted to read as under:

[***]

2.14	The Parties have agreed that Part B of Schedule D which sets out details of the Business Employees at the Baddi Facility shall be modified to delete the details of the following Business Employees:

[***]

2.15	The Parties have agreed that Schedule E of the BTA shall be substituted by Annexure II to this letter agreement

2.16	The Parties have agreed that Schedule G of the BTA shall be substituted by Annexure III to this letter agreement.

2.17	The Parties have agreed that the list of ‘Licenses under Foreign Trade Obtained by the Seller’ in Part A of Schedule H shall be modified to add the following paragraph after paragraph 2:

[***]

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

2.18	[***]

2.19	The Parties have agreed that Part A of Schedule J shall be substituted to read as under:

[***]

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

5.	[***]

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

18.	[***]

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

2.20	The Parties have agreed that the Seller Condition Precedent at Paragraph 5(i) of Part A of Schedule L shall be replaced with the below Paragraph 5(i) and new Paragraphs 5(j), 5(k) and 5(l) shall be inserted thereafter:

[***]

2.21	The Parties have agreed that Paragraph 3.1(a) of Schedule Q (Limitations on Liability) shall be deleted in its entirety and shall be substituted by the following:

[***]

2.22	[***]

2.23	The Parties have agreed that in relation to the Seller Condition Precedent at Paragraph 16 of Part A of Schedule L, in view of the pandemic caused by Covid-19 and the subsequent national lockdown and travel restrictions, the third party appointed for conducting environmental testing of the Baddi Facility has been unable to undertake the environmental testing of the Baddi Facility. The Purchaser has accordingly agreed to waive the requirement of the Parties mutually agreeing on a remediation plan in case the assessment indicates that there is site and / or watershed water table contamination, subject to the same being fulfilled as a condition subsequent by July 31, 2020. Both Parties shall co-operate in good faith and provide access to the documents, assets and premises as required by the other Party to fulfil this condition subsequent within the above mentioned time line.

2.24	The Parties note that in relation to the Joint Conditions Precedent at Paragraph 2 of Part C of Schedule L, the Parties have applied for the approval of the transfer of the land underlying the Baddi Facility. In light of the delay caused due to the Covid-19 pandemic and the subsequent national lockdown, the Parties have agreed that this Joint Condition Precedent and the subsequent transfer of the land underlying the Baddi Facility will be fulfilled as a condition subsequent to the Closing under the Agreement. The Parties shall accordingly waive this requirement of the Joint Condition Precedent and will execute a manufacturing and operating agreement (“O&M Agreement”) in relation to the Baddi Facility. The Parties have agreed that this O&M Agreement shall be an Ancillary Agreement under the Agreement. The Parties agree and undertake that upon receipt of the approval from the Government of Himachal Pradesh for the transfer of the land underlying the Baddi Facility and the execution of the Deed of Conveyance and the completion of this condition, the Seller shall transfer and convey, and the Purchaser shall acquire, the Baddi Facility. Since the Baddi Facility forms an integral part of the Business Undertaking, it is agreed that no additional consideration is required to be paid by the Purchaser for the transfer of the Baddi Facility. The Parties have accordingly agreed to the following amendments to the various provisions of the BTA:

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

2.22.1	The definition of ‘Deed of Conveyance’ in Clause 1.1 of the BTA shall stand deleted and be replaced with the following:

“Deed of Conveyance” shall mean the deed of conveyance for the sale and transfer of the Business Immovable Assets from the Seller to the Purchaser, in agreed form.”

2.22.2	Clause 7.2.1(b)(i) of the BTA shall be deleted and replaced by the following:

“(i)    Operation and Management of the Baddi Facility: The Seller and the Purchaser shall execute the O&M Agreement for the operation of the Baddi Facility by the Purchaser from the Closing Date until the receipt of the approval from the Government of Himachal Pradesh for the transfer of the land underlying the Baddi Facility from the Seller to the Purchaser, in accordance with the Himachal Pradesh Tenancy and Land Reforms Act, 1972 and the execution of the Deed of Conveyance.”

2.25	The Parties have agreed that in Clause 11 of the BTA, the following new sub-clause 11.12 shall be included after Clause 11.11:

“11.12   Notwithstanding anything contained in this Agreement, the restrictions contained in this Clause 11 shall not be applicable to any actions required to be undertaken or obligations required to be performed or things required to be done by the Seller or the Purchaser in terms of, and for (i) the period of, the O&M Agreement for the operation of the Baddi Facility by the Purchaser; (ii) the completion of the obligation of the Seller in relation to Post Closing Additional Inventory, as set out in the letter agreement dated April 28, 2020 executed amongst the Parties and the Transition Services Agreement; and (iii) otherwise consented to, in writing by the Purchaser.”

3.	The Parties have agreed that Annexure I to this Agreement shall be inserted as Annexure 2 (SKUs with pending quality documentation) to the BTA.

4.	The Seller represents and warrants to the Purchaser, and the Purchaser represents and warrants to the Seller that this letter agreement has been validly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

5.	This letter agreement shall come into effect from the date of execution hereof and shall upon such execution, be read along with the BTA, as a part and parcel of the same. To the extent of any inconsistency between the provisions of the BTA and this letter agreement, this letter agreement shall prevail over the BTA in respect of the matters contained herein.

6.	Except as expressly set forth above, all the provisions of the BTA and all the rights of the respective Parties thereunder shall remain in full force and effect.

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

7.	The provisions of Clauses 14.1 (Confidentiality), 14.11 (Notices), 14.3 (Counterparts), 14.6 (Amendment) and 13 (Governing Law and Dispute Resolution) of the BTA shall apply mutatis mutandis to this letter agreement.

[Signature pages to follow]

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

Yours sincerely

For and on behalf of WOCKHARDT LIMITED

/s/ Debolina Partap

Name:

Title:

/s/ Gajanand Sahu

/s/ Ankeet Doshi

[Signature Page - Letter Agreement for Amendment of the BTA]

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

Agreed and Accepted

For and on behalf of DR. REDDY’S LABORATORIES LIMITED

/s/ Ramana MV

Name:	Ramana MV

Title:	CEO branded markets

Initialled by:	/s/ Suprio Dasgupta

Mr. Suprio Dasgupta, General Counsel and Chief Data Privacy Officer

/s/ Rajiv Poddar

[Signature Page - Letter Agreement for Amendment of the BTA]

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

ANNEXURE I

(SKUs with pending quality documentation)

[***]

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

ANNEXURE II

SCHEDULE E

BUSINESS IMMOVABLE ASSETS

[Attached separately]

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

ANNEXURE III

SCHEDULE G

BUSINESS MOVABLE ASSETS

[Attached separately]

DRL IRN: 100029724

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